                                                                      Exhibit 21


                     FEDERAL-MOGUL CORPORATION SUBSIDIARIES

The direct and indirect subsidiaries of the Company and their respective States or other jurisdictions of incorporation as of December 31, 2000 are as follows:

                                                                       Percentage of
                                                                     Voting Stock Owned
                                                 Jurisdiction      directly and indirectly
       Name of Subsidiary                      of Incorporation       by Federal-Mogul
       ------------------                      ----------------    -----------------------
Federal-Mogul Canada, Ltd.                           Canada                 100%
Federal-Mogul, S.A.                                  France                 100%
Federal-Mogul Holdings Deutschland GmbH              Germany                100%
Federal-Mogul Weisbaden GmbH                         Germany                100%
Federal-Mogul Burscheid GmbH                         Germany                100%
Federal-Mogul Ignition SpA                           Italy                  100%
Federal-Mogul S.p.A.                                 Italy                  100%
Federal-Mogul Aftermarket Italia SRL                 Italy                  100%
Federal-Mogul Holding SRL                            Italy                  100%
Federal-Mogul Sealing Systems SpA                    Italy                  100%
Federal-Mogul de Mexico S.A. de C.V.                 Mexico                  94%
Servicios de Componentes Automotrices, S.A.          Mexico                 100%
Servicios Administrativos Industriales, S.A.         Mexico                 100%
Federal-Mogul Netherlands B.V.                       Netherlands            100%
Federal-Mogul Global B.V.                            Netherlands            100%
Federal-Mogul Growth B.V.                            Netherlands            100%
Federal-Mogul Holdings B.V.                          Netherlands            100%
Federal-Mogul Investments B.V.                       Netherlands            100%
T & N Holdings Ltd.                                  South Africa           100%
Federal-Mogul, SARL                                  Switzerland            100%
Federal-Mogul Acquisition Company Limited            United Kingdom         100%
Federal-Mogul Global Growth Limited                  United Kingdom         100%
F-M UK Holding Ltd.                                  United Kingdom         100%
T & N Limited                                        United Kingdom         100%
T & N Trademarks Ltd.                                United Kingdom         100%
Federal-Mogul World Wide, Inc.                       Michigan               100%
Federal-Mogul Funding Corporation                    Michigan               100%
Federal-Mogul Ignition Company                       Delaware               100%


                                                                       Percentage of
                                                                     Voting Stock Owned
                                                 Jurisdiction      directly and indirectly
       Name of Subsidiary                      of Incorporation       by Federal-Mogul
       ------------------                      ----------------    -----------------------
Federal-Mogul Products, Inc.                         Missouri               100%
Federal-Mogul UK Holdings Inc.                       Delaware               100%
Federal-Mogul Global Inc.                            Delaware               100%
Federal-Mogul Dutch Holdings Inc.                    Delaware               100%
FM International LLC                                 Delaware               100%
Felt Products Manufacturing Co.                      Delaware               100%
T & N Industries Inc.                                Delaware               100%
Federal-Mogul Piston Rings, Inc.                     Delaware               100%
Ferodo America, Inc.                                 Delaware               100%
Federal-Mogul Powertrain Inc.                        Michigan               100%


                                   Page 2 of 2